UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

ACCURIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32483	61-1109077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

On October 8, 2009, Accuride Corporation (the “Company”) and its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On November 18, 2009, the Debtors initially filed the Joint Plan of Reorganization of the Debtors (as amended and supplemented, the “Plan”) and the related Disclosure Statement (as amended and supplemented, the “Disclosure Statement”) with the Bankruptcy Court.  On February 18, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order.  In connection with the confirmation hearing, prior to entry of the Confirmation Order, the Debtors and all of their constituents reached a settlement to fully resolve their disputes whereby all constituents agreed to support the Plan.

The Debtors anticipate that they will likely emerge from Chapter 11 protection on or about February 26, 2010 (the actual date of emergence, the “Effective Date”).  However, consummation of the Plan is subject to certain conditions that the Debtors must satisfy before the Effective Date.  The Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.  It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan.  This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated by reference herein.  All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Settlement of Disputes

At the confirmation hearing, prior to entry of the Confirmation Order, the Debtors and all of their constituents agreed to certain modifications to the Plan as part of a settlement to fully resolve their disputes related to the Plan.  These modifications are detailed in the Confirmation Order and include, among other things, a reduction in the exercise price of the Warrants (as defined below) to $2.10 per share and adjustments to the fees to be paid to the legal and financial advisors of certain constituents.  In addition, certain affiliates of Sun Capital Partners agreed that one half of the Warrants to which they otherwise would have been entitled under the Plan, in their capacity as holders of the Company’s common stock, would be redistributed on a pro rata basis to all other equity holders that are not affiliates of Sun Capital Partners.

Plan of Reorganization

The Plan provides for, among other things, a restructuring of (i) approximately $308.2 million of “first-out” senior indebtedness outstanding under the Company’s Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended, among the Company, Accuride Canada Inc., the lenders party thereto, Deutsche Bank Trust Company Americas, as the administrative agent for the lenders, and the other agents party thereto (the “Prepetition Credit Agreement”), (ii) approximately $70.1 million of indebtedness under the “last-out” term loans currently outstanding under the Prepetition Credit Agreement and held by an affiliate of Sun Capital Partners and (iii) approximately $291 million of indebtedness outstanding under the Company’s 8.5% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”), issued pursuant to the Indenture dated January 31, 2005 between the Company, the guarantors named therein and the Bank of New York Trust Company, N.A., as trustee.  In addition, on the Effective Date, all outstanding shares of the Company’s common stock and other equity interests will be canceled.

Capital Structure

The Plan provides for a restructuring of the Company’s capital structure which, upon the Effective Date, would consist of the following:

•                  Senior Credit Facility — The Prepetition Credit Agreement will be amended and restated to provide for a senior credit facility of approximately $308.2 million.

•                  7.5% Senior Convertible Notes — The Company will issue $140 million principal amount of 7.5% Senior Convertible Notes (the “New Notes”) that will be convertible into 60% of the outstanding Common Stock, on a fully diluted basis.

•                  Common Stock and Warrants — The Company will issue the following securities, each on a pro rata basis (unless otherwise described in this Form 8-K): (i) 98 million shares of common stock, par value $0.01 per share (the “Common Stock”) to holders of the Senior Subordinated Notes, (ii) 25 million shares of Common Stock to the Backstop Parties as payment of the Backstop Fee pursuant to the Convertible Notes Commitment Agreement, (iii) 2 million shares of Common Stock to the Company’s equity holders, and (iv) Warrants to purchase 22,058,824 shares of Common Stock (the “Warrants”) to the Company’s equity holders.  The Warrants are exercisable at an exercise price of $2.10 per share for a period beginning on the first business day following the Effective Date and ending on the two-year anniversary of the Effective Date.

Classification and Treatment of Claims and Equity Interests

The classification and treatment of all Claims and Equity Interests in the Debtors are summarized in Section I(C) of the Disclosure Statement and more fully described in Article III of the Plan.

Authorized Capital Stock

The Company’s Amended and Restated Certificate of Incorporation will authorize the Company to issue up to 100,000,000 shares of preferred stock and up to 800,000,000 shares of Common Stock.  The Plan does not provide for the issuance of, and the Company does not expect to issue, any shares of preferred stock in connection with the completion of the Plan.

Assets and Liabilities

Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the unaudited balance sheet dated January 31, 2010 attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

On February 18, 2010, the Company issued a press release announcing that the Bankruptcy Court entered the Confirmation Order.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1*	Third Amended Joint Plan of Reorganization for Accuride Corporation, et al., as confirmed by the Bankruptcy Court on February 18, 2010.

2.2	Confirmation Order entered by the Bankruptcy Court on February 18, 2010.

99.1	Press Release, February 18, 2010.

99.2	Unaudited Balance Sheet, dated January 31, 2010.

*

The Debtors filed with the Bankruptcy Court the following exhibits and schedules to the Joint Plan of Reorganization, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K. The Company will furnish supplementally a copy of any exhibit or schedule to the Joint Plan of Reorganization to the Securities and Exchange Commission upon request. Each attachment is available and can be viewed at the website www.accurideinfo.com.

Exhibit A1 — A36:	Amended Organizational Documents for each of the Debtors
Exhibit B:	Backstop Commitment Agreement
Exhibit C:	New Notes Indenture
Exhibit D:	New Notes Term Sheet
Exhibit E	Form of Warrant
Exhibit F	Registration Rights Agreement
Exhibit G:	Restructured Credit Facility Agreement

Exhibit H:	Subscription Form and Agreement
Schedule 1:	List of Debtors
Schedule 2:	Non-Exclusive List of Litigation Claims Retained by the Reorganized Debtors
Schedule 3:	Non-Released Parties
Schedule 4:	New Board of Reorganized Accuride
Schedule 5:	Non-Exclusive List of Rejected Executory Contracts and Unexpired Leases

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, hopes, beliefs and intentions with respect to the Plan, its restructuring transaction and its new capital structure.  The Company’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors.  These factors include, among other things, delays in the effective date of the Plan, the failure to satisfy certain conditions of the Plan and whether the Company is ultimately able to consummate the transactions contemplated by the Plan.  In addition, such statements are subject to the impact on the Company’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statement reflects only the Company’s belief at the time the statement is made. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	February 22, 2010	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Third Amended Joint Plan of Reorganization for Accuride Corporation, et al., as confirmed by the Bankruptcy Court on February 18, 2010.
2.2	Confirmation Order entered by the Bankruptcy Court on February 18, 2010.
99.1	Press Release, dated February 18, 2010.
99.2	Unaudited Balance Sheet, dated January 31, 2010.